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EXHIBIT 10.22


             Agreement for Finders Fee with Ingen Technologies, Inc. & Ed Whelan


                            INGEN TECHNOLOGIES, INC.

                          AGREEMENT FOR A FINDER'S FEE
                          ----------------------------

         AGREEMENT, made and entered into October 1, 2004, by and between Edward
T. Whelan, Individually of Grace Holdings, Inc. a Maryland Corporation with offices located at 135 First Street, Keyport NJ 07735 ("Grace and Whelan"), and Ingen Technologies, Inc., a Georgia Corporation with offices located at 285 E. County Line Road, Calimesa, CA 92320 ("CRTZ").

                              W I T N E S S E T H:

         It is agreed that, Whelan and Grace are appointed effective October 1, 2004, as non-exclusive finder for a period of 6 months by CRTZ. Should Whelan and Grace introduce or assist with a Company, individual investor or any prospect for business investment or combination, and CRTZ or its nominee, or any affiliated company or person acting on behalf of CRTZ, directly or indirectly, wish to negotiate with said prospect and ultimately, a legal binding transaction is effected with the prospect, either by debt or equity investment, acquisition, consolidation, merger, purchase of assets or through any form or union with said prospect within twelve (12) months from date of submission by Whelan and Grace, to CRTZ or its nominee, or any affiliated company or person acting on CRTZ's behalf, by virtue of this Agreement recognizes Whelan and Grace as the "Finder of Record," acknowledge hereby that Whelan and Grace is deemed a "Party-in-Interest" to the proposed transaction(s) and is further deemed to be a principal party to any closing or series of closings required to fully effect the transaction(s) contemplated hereby and will protect Whelan and Grace's position with respect to Whelan and Grace's Finder's Fee, as listed in Fee Schedule below. This fee is to be paid to Whelan and Grace at the time of said closing(s), or as mutually agree by Certified or Bank Check only, calculated on the total value of the transaction(s) on the basis of the Fee Schedule as herein below described.

                                  FEE SCHEDULE

5% ON THE VALUE OF EACH TRANSACTION OF                           $1,000,000;PLUS
4% ON THE SECOND                                                 $1,000,000;PLUS
3% ON THE THIRD                                                  $1,000,000;PLUS
2% ON THE FOURTH                                                 $1,000,000;PLUS
1% ON THE VALUE OF EACH TRANSACTION IN THE EXCESS OF $5,000,000.


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         As such, a 5% fee would be paid on the first million dollars obtained a
4% fee would be paid on the second million dollars, a 3% fee would be paid on the third million dollars, a 2% fee would be paid on the fourth million dollars and a 1% fee would be paid on all additional monies raised.

         Consideration is defined as all cash, payments in stock, options, fees, notes, leases or other evidences of indebtedness. It is intended to include the total value of any investment, debt or equity, earn out, or consulting agreements, covenants, assets, standby facilities or instruments of credit of any kind to be given or committed to be given in connection with the prospective transaction(s) contemplated herein, and/or assumption of debt. Whelan and Grace's fee shall be based upon all of the foregoing.

         Whelan and Grace, at either's option, may elect to obtain all or part as mutually agreed of its fee in shares of stock of the Company in lieu of cash. The stock shall be valued at eighty percent (80%) of its most recent bid price for the purpose of conversion to its cash value in this transaction. This Agreement shall be binding upon the parties hereto, their heirs, estates, successors and assigns.

This Agreement may be executed in counterparts, each of who shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, CRTZ, Whelan and CRTZ have dully executed this Agreement as of the day and year first above written.

INGEN TECHNOLOGIES, INC.


/S/ SCOTT SAND
---------------------------------
SCOTT SAND, CEO & CHAIRMAN


/S/ EDWARD T. WHELAN
---------------------------------
BY:  EDWARD T. WHELAN, PERSONALLY



GRACE HOLDINGS, INC.


/S/ EDWARD T. WHELAN
---------------------------------
BY:  EDWARD T. WHELAN, PRESIDENT


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